D-Wave Announces Advancements in Annealing and Gate-Model Quantum Computing Technologies, Furthering Company’s Unique Dual-Platform Approach
314% increase in usage of D-Wave Advantage2 systems in last year reflects growing demand for annealing quantum computing
Accelerated gate-model roadmap targets initial gate-model system availability in 2026
PALO ALTO, Calif. – January 27, 2026 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company, providing annealing and gate-model systems, software, and services, today announced key product and technology milestones that underscore accelerating customer adoption and progress.
At Qubits 2026, D-Wave’s annual user conference today, the Company will introduce new hybrid solver capabilities that enable customers to incorporate machine learning models directly into quantum optimization workflows, as well as new tools that give quantum scientists deeper visibility into quantum dynamics using annealing quantum computers. In addition, the Company will share details on its accelerated gate-model development roadmap, including progress enabled by the recent acquisition of Quantum Circuits, Inc., a breakthrough demonstration of scalable on-chip cryogenic control of qubits, and plans to bring an initial gate-model system to market in 2026. These development efforts and updates focus on scalability, enabling customers to tackle increasingly large and complex problems with greater efficiency and performance.
“These advances extend D-Wave’s leadership through our dual-platform strategy for quantum computing, combining the proven impact of annealing quantum computing systems and software today with accelerating innovation in hybrid and gate-model technologies,” said Dr. Trevor Lanting, chief development officer at D-Wave. “By helping customers solve complex problems now while advancing industry-leading gate-model control architectures and error-correction capabilities, we are building a comprehensive quantum portfolio designed to meet the full range of real-world computational demand.”
Adoption of D-Wave™ annealing quantum computers and hybrid solvers continues to grow, reflecting an increased demand for the Company’s technology to solve computationally complex problems often faster and better than classical-only approaches. Customer usage of D-Wave’s award-winning Advantage2™ annealing quantum computers increased by 314% over the last year, while usage of the Company’s StrideTM hybrid solver, formerly known as the nonlinear program solver, increased by 114% in the last six months.
D-Wave has introduced several annealing quantum computing product enhancements recently, including:
-Hybrid Solver Software Supports Integrated Machine Learning Models: D-Wave’s Stride hybrid solver combines the strengths of annealing quantum computing and classical computing to help customers address problems that classical-only methods may not be able to effectively or efficiently solve. The Stride hybrid solver now allows for surrogate modeling, enabling customers to incorporate machine learning models directly into optimization workflows to support a wider range of use cases within domains such as predictive maintenance, surge pricing, advertising campaign optimization, and employee scheduling. Learn more about the Stride hybrid solver here.
-Multicolor Annealing and Fast-Reverse Anneal: These new capabilities, which are now available to select customers, provide more precise qubit control to help scientists accelerate experimentation and discovery. Fast-reverse anneal allows the annealing quantum computer to move back and forth through the annealing process while maintaining coherence where quantum effects are strongest. This repeatable control allows researchers to study how quantum states evolve and transition, deepening understanding of complex quantum behavior. Multicolor annealing, a set of processor controls that enable operations such as controlled excitation and mid-anneal projection, give researchers the ability to generate dynamical quantum states, probe quantum phenomena at a deeper level, and prototype new algorithms.
In addition to advancements with its annealing quantum computing technology, D-Wave is accelerating development of its gate-model quantum computing platform. Through the recent acquisition of Quantum Circuits,

Inc. as well as its own breakthrough development work, D-Wave is uniquely positioned as the only company with all three core technologies required to deliver scaled, error-corrected superconducting gate-model systems:
•High-fidelity, error-detecting dual-rail qubits for efficient error correction with up to an order of magnitude fewer physical qubits per logical qubit
•Local cryogenic control and multi-chip superconducting packaging for scaling systems with orders of magnitude fewer I/O control lines, as detailed in a new white paper here.
•Robust cryogenic platforms with demonstrated uptimes of years for commercial-grade operations
Together, these capabilities support D-Wave’s plans to bring an initial gate-model quantum computing system to market in 2026, reinforcing the company’s dual-platform strategy and long-term vision for practical, scalable quantum computing.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
Alex Daigle
media@dwavesys.com